UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2020

TERADATA CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-33458

Delaware	75-3236470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17095 Via Del Campo
San Diego, California 92127

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 548-8348

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	TDC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.
Teradata Corporation ("Teradata" or the "Company") is furnishing the following information as required under Item 2.02 “Results of Operations and Financial Condition” of Form 8-K and Item 7.01 “Regulation FD Disclosure.” Such information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.
On February 6, 2020, the Company issued a press release setting forth its fourth quarter and full-year 2019 operating results as well as current revenue and earnings per share outlook estimates for the first quarter and full-year 2020 (the "Press Release"). A copy of the Press Release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of William S. Stavropoulos from Board
On February 3, 2020, Mr. William S. Stavropoulos, a member of the Board of Directors (the “Board”) of Teradata, notified Teradata that he will retire from the Board, effective upon expiration of his current term at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) and, accordingly, he will not be standing for reelection by the stockholders at the Annual Meeting. Mr. Stavropoulos’ decision was not due to any disagreement with Teradata on any matter relating to Teradata’s operations, policies or practices. Mr. Stavropoulos has served as a director of Teradata since 2007 and serves as a member of the Committee on Directors and Governance of the Board.
Effective upon Mr. Stavropoulos’ resignation as a director, the number of directors on the Board will be reduced from twelve to eleven and the number of directors in the class of directors to be elected at the Annual Meeting (Class I) will be reduced from four to three.
Appointment of Michael P. Gianoni as Chairman of the Board
Effective as of February 6, 2020, Michael P. Gianoni was appointed non-executive Chairman of the Board to succeed Victor L. Lund, who has served as Executive Chairman since January 2019. Mr. Lund will continue as Interim President and Chief Executive Officer and a director of Teradata. With this appointment as an independent Chairman of the Board, Mr. Gianoni will no longer serve as independent Lead Director of the Board. The Board believes that this leadership structure, separating the positions of Chairman and Chief Executive Officer, best serves the interests of Teradata and its stockholders.
Under the Teradata Director Compensation Program for the 2019-2020 Board year ending with the 2020 Annual Meeting, Mr. Gianoni is entitled to receive an additional annual retainer of $120,000 for serving as Chairman of the Board, and he will no longer receive an additional annual retainer of $30,000 for serving as Lead Director.

Item 7.01    Regulation FD Disclosure.
The information set forth above under Item 2.02 “Results of Operations and Financial Condition” is furnished pursuant to this Item 7.01 and Exhibit 99.1 is hereby incorporated by reference into this Item 7.01.

Item 9.01        Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated February 6, 2020, issued by the Company
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADATA CORPORATION

Date: February 6, 2020	By:	/s/ Mark A. Culhane
Mark A. Culhane
Chief Financial Officer